Exhibit 32.2

Certification Pursuant To 18 U.S.C. Section 1350 By The Chief Financial Officer,

As Adopted Pursuant To Section 906 Of The Sarbanes-Oxley Act Of 2002.

I, F. Clay Creasey, Jr., Chief Financial Officer of Toys “R” Us, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.	The Quarterly Report on Form 10-Q of the Company for the quarterly period ended July 29, 2006 (the “Report”) fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ F. Clay Creasey, Jr.
F. Clay Creasey, Jr.
Executive Vice President - Chief Financial Officer
(Principal Financial Officer)

September 12, 2006